Exhibit 99.1

State of New York Seeks Information Regarding Compensation Agreements between Insurance Brokers and Insurance Companies

    NEW YORK--(BUSINESS WIRE)--April 23, 2004--Willis Group Holdings Limited (NYSE:WSH) has received from the Office of the Attorney General of the State of New York a subpoena seeking information regarding certain compensation agreements between insurance brokers and insurance companies.
    The compensation agreements, also known as contingent agreements, are a long-standing and common practice within the insurance industry. Brokers have had such agreements with insurance companies for many years to compensate the brokers for services they provide to the carriers and many of the major carriers have these agreements with brokers. We have a practice of disclosing such arrangements to clients in contracts and on our web site.

    Willis will fully cooperate with the inquiry.

    CONTACT: Willis Group Holdings
             Investors:
             Kerry Calaiaro, 212-837-0880
             calaiaro_ke@willis.com
             or
             Media:
             Nick Jones, + 44 20 7488-8190
             jonesnr@willis.com
             or
             Dan Prince, 212-837-0806
             prince_da@willis.com